Exhibit 99.1

VIACOM INC. — OFFER TO EXCHANGE

LETTER OF TRANSMITTAL

This Letter of Transmittal relates to the offer by Viacom Inc. (“Viacom”) to exchange 2.575 shares of class A common stock, par value $0.01 per share, and 2.575 shares of class B common stock, par value $0.01 per share, of Blockbuster Inc. (“Blockbuster”), which are owned by Viacom for each outstanding share of Viacom class A common stock, par value $0.01 per share (“Viacom class A common stock”), or Viacom class B common stock, par value $0.01 per share (“Viacom class B common stock”), up to an aggregate of 27,961,165 shares of Viacom class A and class B common stock.

This Letter of Transmittal is to be used by stockholders of Viacom if certificates representing shares of Viacom class A or class B common stock are to be forwarded herewith or if shares of Viacom class A or class B common stock held through the Viacom Dividend Reinvestment Plan (the “Viacom DRP”) are being tendered hereby. Stockholders whose certificates for shares of Viacom class A or class B common stock are not immediately available or who cannot deliver their certificates and all other documents required hereby to the exchange agent on or prior to the expiration of this exchange offer, or who cannot comply with the book-entry transfer procedures prior to the expiration of this exchange offer, may nevertheless tender their shares of Viacom class A or class B common stock in accordance with the guaranteed delivery procedures set forth in the section entitled “The Exchange Offer–Procedures for Tendering–Guaranteed Delivery Procedures” in the Prospectus–Offer to Exchange, dated September 8, 2004 (the “Prospectus-Offer to Exchange”).

Delivery of this Letter of Transmittal to an address, or transmission via a facsimile number, other than as set forth in the Instruction Booklet to this Letter of Transmittal (the “Instruction Booklet”) will not constitute a valid delivery to the exchange agent. To validly tender your shares of Viacom stock, you must sign this Letter of Transmittal where indicated below and complete the Substitute W-9 form provided on the reverse side of this Letter of Transmittal.

Do not complete or return this Letter of Transmittal if your shares of Viacom class A or class B common stock are held in an account with a broker, dealer, commercial bank, trust company, or by a Viacom or Blockbuster employee benefit plan. This Letter of Transmittal is being supplied to you for informational purposes only. The institution or employee benefit plan holding your shares will supply you with separate instructions regarding how to tender your shares.

If you hold shares of Viacom class A and class B common stock in certificated form and/or through the Viacom DRP, you will receive separate letters of transmittal. If you wish to tender all or some of your shares of Viacom class A common stock and all or some of your shares of Viacom class B common stock, you must complete both letters of transmittal and return them, together with any other required documents (including share certificates, if applicable), to the exchange agent prior to the expiration of this exchange offer. For your reference, this Letter of Transmittal shows a breakout of the shares of Viacom class A common stock or Viacom class B common stock (including, in each case, any shares held through the Viacom DRP) that are currently credited to your account.

The Prospectus-Offer to Exchange and the Instruction Booklet should be read carefully before this Letter of Transmittal is completed. Any additional questions or requests for assistance or additional copies of this Letter of Transmittal or the Instruction Booklet may be directed to the information agent or the co-dealer managers at their respective addresses and telephone numbers listed on the back cover of the Prospectus-Offer to Exchange or the Instruction Booklet.

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 5, 2004 UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR

TO THE EXPIRATION OF THIS EXCHANGE OFFER.

Caution-Please do not fold, staple or tear this card
VIACOM INC.—LETTER OF TRANSMITTAL

Number of shares of Viacom common stock held in certificated form to be tendered and certificate number(s):

(Attach additional sheet, if necessary)

Number of shares of Viacom common stock held through the Viacom DRP to be tendered (Write “All” to tender all shares held through the Viacom DRP, including any additional shares credited to such account prior to the expiration of this exchange offer):	☐

LOST, STOLEN OR DESTROYED CERTIFICATES—If certificates representing shares of Viacom class A or class B common stock tendered hereby have been lost, stolen or destroyed, please check the box and complete and return the Affidavit of Lost Certificate on the reverse side of this card.

I, the undersigned, hereby tender the shares identified above on this Letter of Transmittal upon the terms and subject to the conditions of this exchange offer. Subject to, and effective upon, Viacom’s acceptance for exchange of such tendered shares of Viacom class A or class B common stock, I hereby sell, assign and transfer to Viacom, or upon Viacom’s order, all right, title and interest in and to such shares. I certify that I have received the Prospectus-Offer to Exchange and the Instruction Booklet. I acknowledge that any tender made in connection with this exchange offer may be subject to the proration procedures described in the Prospectus-Offer to Exchange, and I further acknowledge that the terms of this exchange offer may be modified or amended by Viacom in its sole discretion as described in the Prospectus-Offer to Exchange. I acknowledge that unless otherwise specifically indicated on this Letter of Transmittal, it will be assumed that all of my shares of Viacom common stock, whether represented by certificates delivered to the exchange agent or held through the Viacom DRP (including any additional shares to be credited to my DRP account prior to the expiration of this exchange offer), are being tendered hereby. I hereby authorize The Bank of New York, as exchange agent, to follow all elections and to rely upon all representations, certifications and instructions accompanying this Letter of Transmittal.

SIGNATURE: This Letter of Transmittal must be signed by the registered holder(s) exactly as name(s) appear on certificate(s) or by person(s) authorized to sign on behalf of such registered holder(s) by documents transmitted herewith.

                        Daytime Telephone Number

    Share Owner Sign Here                     Date                      Co-Owner Sign Here

Total number of shares of Viacom common stock to be tendered:

☐ Check here if shares of Viacom class A or class B common stock are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the exchange agent (please enclose a photocopy of such Notice of Guaranteed Delivery).
☐ Odd-Lot Shares–Check here if the undersigned is the owner of less than 100 shares of Viacom class A common stock or Viacom class B common stock and the undersigned wishes to tender all of its shares of Viacom class A or class B common stock.
Change address as necessary below

AFFIDAVIT OF LOST CERTIFICATE

THIS SECTION IS TO BE COMPLETED ONLY IF YOU CANNOT LOCATE YOUR VIACOM SHARE CERTIFICATE(S). SEE INSTRUCTION 12 OF

THE INSTRUCTION BOOKLET TO THIS LETTER OF TRANSMITTAL.

Name of Stockholder

Address

City/State/Zip Code

Certificate Number (s)	for share(s) of Viacom class common stock

for share(s) of Viacom class common stock

for share(s) of Viacom class common stock

for share(s) of Viacom class common stock
(Attach additional sheet if necessary)

I, the undersigned, hereby certify that: (1) I am the lawful owner of the above described certificate(s); (2) the certificate(s) has (have) not been endorsed, transferred, assigned or otherwise disposed of; (3) I have made a diligent search for the certificate(s) and have been unable to find it (them); and (4) I make this affidavit for the purpose of inducing the exchange of the certificate(s) without surrender of the certificate(s). I agree to indemnify Seaboard Surety Company from all liabilities, losses, damages and expenses that it may sustain or incur by reason or arising out of any claim that any person may make under, or on account of, such certificate(s), including without limitation any claim to ownership of the share(s) represented thereby or to any dividend or distribution in respect of any such share(s) under its Indemnity Bond No. ST5955. I hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).

Signature of Stockholder (Affiant)

Signature of Co-Stockholder (Co-Affiant)

Signed this              day of                             , 2004.

Notary Public (Affix Notarial Seal)

            (Notary required for all replacements of more than 100 shares)

STATE OF                                                                                  COUNTY OF

If the number of lost, stolen or destroyed certificates is less than or equal to 2,500 shares of Viacom class A or class B common stock, there will be no fee or premium payable by the stockholder. For losses in excess of 2,500 shares of Viacom class A or class B common stock, Viacom stockholders will be required to execute a separate affidavit of lost certificate and will be required to pay an Indemnity Bond premium equal to approximately 2% of the market value of all such missing shares, including the initial 2,500 lost shares. Please contact The Bank of New York at 1-800-507-9357 for additional information.

SUBSTITUTE FORM W-9		SPECIAL ISSUANCE INSTRUCTIONS Medallion Guarantee Required
Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW See Instruction 11 of the Instruction Booklet

To be completed ONLY if shares of Blockbuster class A and class B common stock and a check for cash in lieu of fractional shares of Blockbuster class A and class B common stock payable in this exchange offer, if applicable, are to be credited in the name of someone other than the registered holder listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet.

Issue shares and check to:

Social Security No. OR Employer ID No.
Name (Please Print)
Address (Include Zip Code) (Employer Identification or Social Security Number)

CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OF DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN).

Signature

Name

Address

Date

Part 2—☐ TIN applied for (or intended to apply for in near future) CHECK BOX IF APPLICABLE Part 3—☐ EXEMPT PAYEE Attach Certificate of Foreign Status
Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if shares of Blockbuster class A and class B common stock and a check for cash in lieu of fractional shares of Blockbuster class A and class B common stock payable in this exchange offer, if applicable, are to be sent to someone other than the registered holder listed on the front side of this Letter of Transmittal at an address other than that listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet.

Mail shares and check to:

Name

(Please Print)

Address